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                                                                    EXHIBIT 23.3



    CONSENT OF FRAZIER & DEETER, LLC INDEPENDENT REGISTERED ACCOUNTING FIRM

We consent to the incorporation by reference into this Post-Effective Amendment No. 4 to the Registration Statement of Verso Technologies, Inc. (Registration No. 333-66292) filed with the Securities and Exchange Commission of our report dated June 27, 2003 with respect to the consolidated financial statements of Clarent Corporation as of December 31, 2002 and for the year then ended.

We also consent to the reference to us under the heading "Experts" in such Registration Statement No. 333-66292.


                                            /s/ Frazier & Deeter, LLC


Atlanta, Georgia
August 23, 2004